Exhibit 23.1

CONSNET OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in this Registration Statement of Thoroughbred Interests, Inc. on Form S-8 of our report, dated April 10, 2003, on our audit of the consolidated financial statements of Thoroughbred Interests, Inc. as of December 31, 2002 and 2001.

/s/  Baum & Comany, P.A.
July 2, 2003